Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Signet Banking Corporation of our report dated January 24, 1995, except for note U, as to which the date is February 28, 1995, included in the 1994 Annual Report to Shareholders of Signet Banking Corporation.

We also consent to the incorporation by reference in the following Registration Statements, or most recent post-effective amendments thereto, filed prior to March 20, 1995 of our report dated January 24, 1995 except for note U, as to which the date is February 28, 1995, with respect to the consolidated financial statements incorporated herein by reference:

                 - Form S-8 (2-82600)              - Form S-3 (33-4491)
                 - Form S-8 (33-2498)              - Form S-3 (33-21963)
                 - Form S-8 (33-43190)             - Form S-3 (33-28089)
                 - Form S-8 (33-10637)             - Form S-3 (2-92081)
                 - Form S-8 (33-47591)             - Form S-3 (33-54803)
                 - Form S-8 (33-47590)
                 - Form S-8 (33-57455)


                                              ERNST & YOUNG LLP





Richmond, Virginia
March 20, 1995